Exhibit 10.56

[LETTERHEAD OF SEARS HOLDINGS CORPORATION]

June 21, 2017
Perry D. Schwartz
President, Tools, Lawn & Garden, Fitness, Sporting Goods, and Children’s Entertainment

Dear Dean,

We are pleased to offer you the opportunity to expand your role and serve as President, Hardlines, effective April 25, 2017 (“Effective Date”). Subject to the approval of the Compensation Committee (“Compensation Committee”) of SHC’s board of Directors Upon your acceptance of this offer, as of the Effective Date you will be provided with the following compensation package:

•	Your annual base salary rate will be increased to $425,000.

•
A Special Performance Bonus with a target payment opportunity of $200,000 (“SPB Target”). Any payout would be based upon the combined Home Appliances cumulative BOP and Consumer Electronics cumulative BOP for the 2nd, 3rd and 4th quarters of fiscal year 2017 (“Q2-Q4FY2017”) relative to the combined Home Appliances cumulative BOP and Consumer Electronics cumulative BOP for the 2nd, 3rd and 4th quarters of fiscal year 2016 (“Q2-Q4FY2016”). Payout would be determined as follows:

o	Q2-Q4FY2017 is equal to Q2-Q4FY2016 (“Threshold”) – Payout at Threshold equals fifty percent (50%) of SPB Target, or $100,000.

o	Q2-Q4FY2017 is 10% greater than Q2-Q4FY2016 (“Target”) – Payout at Target equals one hundred percent (100%) of SPB Target, or $200,000.

No payment would be earned if Threshold is not achieved. Payout between Threshold and Target would be determined by straight line interpolation.

Any payout earned under this Special Performance Bonus would become payable within thirty (30) days following the end of FY2017 (after February 3, 2018), providing you remain actively employed through that date.

Dean, we look forward to your acceptance of this offer and to your continued contributions to SHC. To accept, please sign below and return this letter to me. If you need additional information or clarification, please let me know.

Accepted:
__/s/ Perry D. Schwartz______________        __6__/_25_/__17_
Perry D. Schwartz                                            Date

Business Unit Leader:
___/s/ Julie A. Ainsworth_____________        __6__/__28_/_17_
Julie A. Ainsworth                                            Date